Exhibit 10.1

1185 Avenue of the Americas, 2nd Floor, New York, NY 10036

January 4, 2021

High Trail Investments SA LLC

221 River Street, 9th Floor

Hoboken, NJ 07030

Attention: Eric Helenek

Re:        Pareteum Corporation Financing

Ladies and Gentlemen:

This letter agreement pertains to that certain Senior Secured Convertible Note due 2025, dated as of June 8, 2020 (as amended by that certain Amendment to Senior Secured Convertible Note Due 2025, dated as of July 18, 2020, and as further amended by that certain Forbearance Agreement, dated as of November 30, 2020 (the “Forbearance Agreement”), the “Note”), made by Pareteum Corporation, a Delaware corporation (the “Company”), to High Trail Investments SA LLC (“HT”). All capitalized terms used in this letter agreement, but not defined herein, have the meanings ascribed to such terms in the Forbearance Agreement or, if not defined therein, the Note.

HT and the Company hereby agree as follows:

1.            Shares in Lieu of January 1, 2021 Cash Interest Payment. HT hereby agrees to accept, in full satisfaction of the Company’s obligation to make the payment of Stated Interest on the January 1, 2021 Interest Payment Date, 583,334 shares of Common Stock (the “Shares in Lieu of Interest Payment”). The Company shall cause its transfer agent to credit such shares to HT’s account with The Depositary Trust Company on the date hereof.

2.            Securities Purchase Agreement. The parties hereby agree that for purposes of Sections 5(d) and 5(e) of the Securities Purchase Agreement, the Shares in Lieu of Interest Payment shall constitute “Securities” and HT shall constitute a “Buyer” as such terms are used therein.

3.            Material Non-Public Information. On or before 9:00 a.m., New York time, on the trading day after the date of this letter agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this letter agreement in the form required by the Exchange Act. From and after the filing of the such Form 8-K, the Company shall have disclosed all material, non-public information (if any) provided to HT by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the issuance of such Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and HT or any of its affiliates, on the other hand, shall terminate. The Company shall not, and the Company shall cause each of its subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide HT with any material, non-public information regarding the Company or any of its subsidiaries from and after the date hereof unless prior thereto HT shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential.

High Trail Investments SA LLC

January 4, 2021

4.            Limited Nature of Agreement. The agreement set forth in this letter agreement is limited to the extent specifically set forth above and shall in no way serve to amend or waive compliance with any terms, covenants or provisions of the Note, other than as expressly set forth above.

5.            Acknowledgements. To induce HT to enter into this letter agreement, the Company hereby acknowledges, stipulates, warrants and agrees as follows:

(a)            upon giving effect to this letter agreement, other than as disclosed in the Forbearance Agreement, no default or Event of Default currently exists or is continuing as of the date hereof and none is currently expected; and

(b)            the execution of this letter agreement does not constitute an agreement by HT that there are no events of default existing under the Note, the March Warrant, the June Warrant or the Securities Purchase Agreement, and HT has reserved all rights and remedies with respect to any other such defaults or events of default, subject to the Forbearance Agreement.

6.            Miscellaneous. The Note, the March Warrant, the June Warrant and the Securities Purchase Agreement remain in full force and effect in accordance with their terms. Nothing in this letter agreement, any other correspondence, or any oral communications between the Company and HT should be construed to be a waiver, limitation, or forgiveness of any default or any of HT’s default rights and remedies under any of the Note, the March Warrant, the June Warrant and the Securities Purchase Agreement, any other agreement, instrument or document between the Company and HT, and as provided by applicable law, all of which rights and remedies remain in full force and effect.

The terms and provisions of the Note, the March Warrant, the June Warrant and the Securities Purchase Agreement are ratified and confirmed and remain in full force and effect. Any breach of the terms and conditions of this letter agreement will constitute an event of default under the Note, the March Warrant, the June Warrant and the Securities Purchase Agreement, as applicable.

If the foregoing correctly sets forth the understanding between the Company and HT, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and HT.

[Remainder of Page Left Blank; Signature Page Follows]

High Trail Investments SA LLC

January 4, 2021

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Very truly yours,

PARETEUM CORPORATION

By:	/s/ Alexander Korff
Name:	Alexander Korff
Title:	Corporate Secretary

AGREED AND ACCEPTED:

HIGH TRAIL INVESTMENTS SA LLC

By:	/s/ Eric Helenek
Name:	Eric Helenek
Title:	Authorized Signatory